UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2021

Regal Beloit Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-07283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511

(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2021, Regal Beloit Corporation (the “Company” or “Regal”) entered into definitive agreements with Rexnord Corporation (“Rexnord”), Land Newco, Inc., a wholly owned indirect subsidiary of Rexnord (“Land”), and Phoenix 2021, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with respect to a Reverse Morris Trust transaction (the “Proposed Transaction”) pursuant to which, and subject to the terms and conditions of those definitive agreements discussed below, (1) Rexnord will transfer (or cause to be transferred) to Land substantially all of the assets, and Land will assume substantially all of the liabilities, of Rexnord’s Process & Motion Control segment (“PMC”) (the “Reorganization”), (2) after which, all of the issued and outstanding shares of common stock, $0.01 par value per share, of Land (“Land common stock”) held by a subsidiary of Rexnord will be distributed in a series of distributions to Rexnord’s stockholders (the “Distributions”, and the final distribution of Land common stock from Rexnord to Rexnord’s stockholders, which is to be made pro rata for no consideration, the “Spin-Off”) and (3) immediately after the Spin-Off, Merger Sub will merge with and into Land (the “Merger”) and all shares of Land common stock (other than those held by Rexnord, Land, the Company, Merger Sub or their respective subsidiaries) will be converted into the right to receive shares of the common stock, $0.01 par value per share, of the Company (“Company common stock”), as calculated and subject to adjustment as set forth in the Merger Agreement (as defined below). When the Merger is completed, Land (which at that time will hold the PMC business) will be a wholly owned subsidiary of the Company.

The definitive agreements entered into by the Company in connection with the Proposed Transaction include: (i) an Agreement and Plan of Merger, by and among Rexnord, Land, Merger Sub and the Company (the “Merger Agreement”); (ii) a Separation and Distribution Agreement, by and among Rexnord, Land and the Company (the “Separation Agreement”); (iii) a Tax Matters Agreement, by and among Rexnord, Land and the Company (the “Tax Matters Agreement”), (iv) an Employee Matters Agreement, by and among Rexnord, Land and the Company (the “Employee Matters Agreement”); (v) an Intellectual Property Matters Agreement by and among Rexnord, Land and the Company (the “Intellectual Property Matters Agreement”); and (vi) a Real Estate Matters Agreement by and among Rexnord, Land and the Company (the “Real Estate Matters Agreement”), each dated as of February 15, 2021.

The Merger Agreement

As noted above, the Merger Agreement provides for, among other things, the merger of Merger Sub with and into Land, with Land as the surviving corporation. As a result of the Merger, Land would become a wholly owned subsidiary of the Company. In addition, as noted above, prior to the closing of the Merger, it is contemplated that Rexnord will effect the Reorganization and the Distributions.

In the Merger, holders of Land common stock will be entitled to receive for each share of Land common stock a number of shares of newly issued Company common stock equal to the exchange ratio specified in the Merger Agreement.

Prior to the adjustments provided in the Merger Agreement, the Merger Agreement provides that the exchange ratio is equal to a fraction obtained by dividing (A) the New Share Issuance (as defined below) by (B) the number of shares of Land common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (which number of shares the Merger Agreement provides will be the same as the number of shares of Rexnord common stock outstanding as of the record date for the Spin-Off). Pursuant to the Merger Agreement, the “New Share Issuance” means (A) the number of shares of Company common stock issued and outstanding immediately prior to the Effective Time multiplied by (B) a fraction, the numerator of which is 38.6 and the denominator of which is 61.4. Prior to the adjustment described in the following paragraphs, the exchange ratio is designed to result in the outstanding common shares of the Company, immediately following the Merger, being owned approximately 38.6% by former Land shareholders and approximately 61.4% by the shareholders of the Company immediately prior to the Merger.

However, in order to preserve the tax-free nature of the Spin-Off, the Merger Agreement generally provides that the exchange ratio will be adjusted and increased in a manner designed to ensure that, immediately following the closing of the Merger, former shareholders of Land (including the Overlap Shareholders (as such term is defined in the Merger Agreement)) own, for tax purposes, at least 50.8% of the outstanding shares of Company common stock (including for this purpose Share Equivalents, as such term is defined in the Merger Agreement). Alternatively, if the parties are not able to obtain an IRS Ruling (as defined below) that addresses certain aspects of the determination of the nature and extent of Overlap Shareholders prior to the closing of the Merger or if the adjustment of the exchange ratio would otherwise result in the number of shares of Company common stock issuable in the Merger (together with Share Equivalents) being greater than 50.1% of all issued and outstanding shares of Company common stock immediately following the Effective Time, then the concept of Overlap Shareholders will be disregarded for purposes of determining the exchange ratio and the exchange ratio will instead be adjusted so that the number of shares of Company common stock issued in the Merger will equal 50.1% of the issued and outstanding shares of Company common stock as of immediately following the Effective Time. These adjustments are more fully described in Section 1.5(b) of the Merger Agreement. The Merger Agreement also provides for procedures by which the parties would work together to determine the extent of the Overlap Shareholders. The Merger Agreement further provides for certain customary adjustments of the exchange ratio in the event of stock splits, combinations of shares, reclassifications, recapitalizations or other similar transactions with respect to Company common stock.

In addition, in connection with the Proposed Transaction, the parties have agreed that Rexnord will seek a U.S. Internal Revenue Service (“IRS”) private letter ruling with respect to certain tax aspects of the Proposed Transaction, including matters relating to the nature and extent of shareholders who may be counted as Overlap Shareholders for purposes of determining the exchange ratio in the Merger (the “IRS Ruling”). The Merger Agreement provides that, unless the parties otherwise agree, the closing of the Merger shall not occur earlier than the third business day following the earlier of (a) nine months from the date of the Merger Agreement or (b) the date on which (i) the IRS Ruling is received from the IRS, (ii) the IRS informs Rexnord and the Company in writing that the IRS has declined to issue a private letter ruling that satisfies requirements agreed in the Merger Agreement or (iii) Rexnord, with the written consent of the Company, withdraws its request for the IRS ruling. The extent of the Overlap Shareholders that may be counted in determining the exchange ratio will depend on whether an IRS Ruling is received and the contents of such IRS Ruling.

In the event that additional shares of Company common stock are required to be issued as a result of the exchange ratio adjustment mechanism described above, the Merger Agreement provides that, prior to the closing of the Merger, the Company’s board of directors (the “Board”) will declare a special dividend pro rata to the holders of Company common stock as of a record date prior to the closing of the Merger in an amount in the aggregate equal to the Baseline RMT Partner Value (as defined below) minus the Adjusted RMT Partner Value (as defined below) (the “Company Special Dividend”). The Baseline RMT Partner Value is an amount equal to the product of (i) the number of shares of Company common stock issued and outstanding as of the record date for the Company Special Dividend and (ii) $128.8215. The Adjusted RMT Partner Value means an amount equal to (i) the Baseline RMT Partner Value multiplied by a fraction obtained by dividing (A) without giving effect to the adjustment mechanism, the New Share Issuance by (B) the total number of shares of Company common stock to be issued in the Merger after giving effect to the adjustment mechanism.

The Merger Agreement also provides that, prior to the Effective Time, Rexnord and the Company shall mutually agree on two independent directors from Rexnord’s board of directors to be appointed and added to the Board as of the Effective Time and to serve on the Board until the next annual meeting of Company stockholders.

Consummation of the Merger is subject to various conditions under the Merger Agreement including, among others: the accuracy of representations and warranties and compliance with covenants, subject to certain customary exceptions; the approval by Company shareholders of the issuance of shares of Company common stock pursuant to the Merger; the approval of Rexnord stockholders of the Proposed Transaction; the effectiveness of registration statements to be filed by Rexnord and the Company with the Securities and Exchange Commission in connection with the Proposed Transaction; the consummation of the Reorganization, Distributions and related transactions and, if required, the declaration by the Board of the Company Special Dividend; the making of the Land Cash Payment (as defined below); the receipt of certain opinions of counsel as to tax matters pertaining to the Proposed Transaction; the receipt of certain opinions as to the solvency of the Company and Rexnord immediately following the Spin-Off, the Company Special Dividend and the Merger, as the case may be; the receipt of certain U.S. and international regulatory approvals; the approval of the New York Stock Exchange of the listing on the NYSE of the newly issued shares of Company common stock in the Merger; and the appointment of two independent Rexnord directors mutually agreeable to the Company and Rexnord to the Board.

The Merger Agreement provides that the parties will use their reasonable best efforts and take other actions to obtain the specified regulatory approvals for the transaction, subject to certain exceptions including to the extent that such actions would result in a Burdensome Condition (as defined in the Merger Agreement).

The Merger Agreement provides for Rexnord to call a meeting of its stockholders to vote on the Proposed Transaction and the Company to call a special meeting of shareholders to vote on the issuance of shares of Company common stock pursuant to the Merger.

Rexnord, Land, the Company and Merger Sub each make certain representations, warranties and covenants, as applicable, in the Merger Agreement, including covenants to use reasonable best efforts to conduct PMC and the business of the Company and its subsidiaries in the ordinary course of business consistent with past practice, and not to take certain actions during the period between signing and the Effective Time. Both Rexnord and the Company also covenant, among other things, that neither party nor any of its subsidiaries will (i) solicit certain alternative transactions or (ii) enter into discussions concerning, or provide information or data in connection with, such alternative transactions (except under limited circumstances described in the Merger Agreement, including where such party’s board of directors has received an unsolicited proposal that could reasonably be expected to lead to a superior proposal and failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice conditions). The Merger Agreement does not provide either party the right to terminate the Merger Agreement in order to immediately accept such a superior proposal or permit either party to enter into an agreement to effect such a superior proposal prior to the termination of the Merger Agreement. The Merger Agreement also provides for each of the Company’s and Rexnord’s board of directors to recommend that its stockholders vote in favor of the Proposed Transaction, subject to certain exceptions described in the Merger Agreement.

The Merger Agreement contains specified termination rights for the Company and Rexnord, including that either party may terminate the Merger Agreement in the event that the Merger is not consummated by November 15, 2021 (subject to extension in connection with outstanding regulatory approvals); if Company shareholders do not approve the issuance of shares of Company common stock; and if Rexnord stockholders do not approve the Proposed Transaction.

In certain circumstances, in connection with or following a termination of the Merger Agreement, the Company is required to pay a termination fee of $150 million to Rexnord and, in certain other circumstances, Rexnord is required to pay a termination fee of $150 million to the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Separation Agreement

The Separation Agreement sets forth the terms and conditions regarding the separation of PMC from Rexnord, including, among others, the identification and transfer of assets by Rexnord and its subsidiaries to Land and the assumption of liabilities by Land from Rexnord and its subsidiaries, in each case, related to PMC, with certain exceptions as provided in the Separation Agreement. The Separation Agreement also governs the rights and obligations of Rexnord and Land regarding the Distributions.

The Separation Agreement governs certain aspects of the relationship between Rexnord, Land and the Company after the Distributions, including, among others, provisions with respect to release of claims, indemnification, restrictive covenants, guarantees, insurance, access to information and record retention. The parties will have ongoing indemnification obligations under the Separation Agreement from and after the Effective Time with respect to liabilities related to PMC assumed by the Company through Land, and liabilities related to PMC agreed to be retained by Rexnord, as applicable. The Separation Agreement provides that, effective as of the Effective Time, the Company will guarantee to Rexnord the obligations of Land arising at or after the closing under the transaction documents.

In addition, prior to the Distributions, Land (or its subsidiaries) will incur approximately $487 million of indebtedness that it will use to make to a subsidiary of Rexnord a cash payment of approximately $487 million (the “Land Cash Payment”). The Separation Agreement also provides for a post-closing adjustment payment (resulting in a payment to either Rexnord or Land by the other) based on the amounts of cash, debt, working capital, transaction expenses, and unfunded pension liabilities existing at closing, all as more fully set forth in the Separation Agreement.

Consummation of the Distributions is subject to various conditions under the Separation Agreement, including the satisfaction or waiver of certain conditions to closing under the Merger Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Tax Matters Agreement

The Tax Matters Agreement sets forth, among other things, the parties’ respective rights, responsibilities and obligations with respect to taxes of Land, Rexnord, the Company and their respective subsidiaries (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Reorganization, the Distributions and certain related transactions to qualify for their intended tax treatment), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of tax matters. Generally, Rexnord will be responsible for taxes imposed on Land prior to the closing of the Merger, and Land (and the Company through its ownership of Land) will be responsible for taxes imposed on Land following the closing of the Merger. If the Reorganization and the Distributions fail to be tax-free due to the fault of Land, Land (and the Company through its ownership of Land) generally will be responsible for the resulting taxes. If the Reorganization and the Distributions fail to be tax-free due to the fault of Rexnord, or for reasons other than the fault of Rexnord or Land (except as described below), then Rexnord generally will be responsible for the resulting taxes. If the Reorganization and the Distributions fail to be tax-free for a reason related to the process provided in the Merger Agreement for the determination of the number of Overlap Shareholders, Land (and the Company through its ownership of Land) will be responsible for 90% of the resulting taxes and Rexnord will be responsible for 10% of the resulting taxes.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Employee Matters Agreement

The Employee Matters Agreement, among other things, allocates among the parties the pre-and post-closing liabilities in respect of the current and former employees of PMC (including liabilities in respect of employee compensation and benefit plans covering such employees). Subject to various exceptions, Land generally assumes liabilities in respect of the current and former employees of PMC and any assets dedicated thereto, and Rexnord generally retains employee liabilities and assets related to Rexnord.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is filed as Exhibit 10.3 and is incorporated herein by reference.

Intellectual Property Matters Agreement

The Intellectual Property Matters Agreement allocates ownership of intellectual property relating to PMC, and provides broad cross-licenses of certain items of intellectual property for each of Land and Rexnord to use in their respective businesses.

The foregoing description of the Intellectual Property Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intellectual Property Matters Agreement, which is filed as Exhibit 10.4 and is incorporated herein by reference.

Real Estate Matters Agreement

The Real Estate Matters Agreement governs the allocation and transfer of real estate between Rexnord and Land. Pursuant to the Real Estate Matters Agreement, Rexnord will transfer to, or share with, Land certain owned and leased property associated with PMC. The Real Estate Matters Agreement describes the manner in which the specified owned and leased properties are transferred, including the following types of transactions:

•	conveyances of specified owned properties amongst the parties;

•	assignments of leases for specified leased properties amongst the parties; and

•	subleases to Land of portions of specified properties leased by Rexnord.

The foregoing description of the Real Estate Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Real Estate Matters Agreement, which is filed as Exhibit 10.5 and is incorporated herein by reference.

Bridge Commitment Letter

The description of the Bridge Commitment Letter in the first paragraph under Item 8.01 below is incorporated by reference.

The Merger Agreement, the Separation Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Real Estate Matters Agreement and the Bridge Commitment Letter (together, the “Transaction Agreements”) and the above descriptions have been included to provide investors with information regarding the terms of the Transaction Agreements and are not intended to provide any other factual information about the parties to the Transaction Agreements or their respective subsidiaries or affiliates. Any representations and warranties contained in Transaction Agreements were made only for purposes of the respective Transaction Agreements and as of specific dates set forth therein, are solely for the benefit of the parties to the respective Transaction Agreements and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The subject matter of the representations and warranties may change after the date of the respective Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s, Rexnord’s or Land’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the respective Transaction Agreements, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Transaction Agreements. Investors and security holders are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any part to the applicable Transaction Agreements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2021, the Board adopted an amendment and restatement (the “Amendment”) of Article VII of the Company’s Amended and Restated Bylaws (the “Company Bylaws”). The Amendment provides that, unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the Circuit Court of Rock County, Wisconsin (or, if such Circuit Court does not have jurisdiction, another state court located within the State of Wisconsin or, if no state court located within the State of Wisconsin has jurisdiction, the federal district court for the Western District of Wisconsin) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the Wisconsin Business Corporation Law, the Company Bylaws or the Company’s Articles of Incorporation (in each case, as may be amended from time to time), or (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Wisconsin. The Amendment also provides that unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the federal district courts of the United States, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Financing Arrangements

In connection with the Merger Agreement, on February 15, 2021, the Company entered into a debt commitment letter (the “Bridge Commitment Letter”) and related fee letters with Barclays Bank PLC (“Barclays”), pursuant to which, and subject to the terms and conditions set forth therein, Barclays committed to provide $2,126,000,000 in an aggregate principal amount of senior bridge loans under a 364-day senior bridge loan credit facility (“Bridge Facility”). The proceeds of the loans under the Bridge Facility may be used by the Company to (i) pay the Company Special Dividend, (ii) redeem the Company’s senior notes due 2023 under the existing note purchase agreement, dated July 14, 2011 (as amended), by and between the Company and the purchasers thereto and (iii) to pay fees and expenses in connection with the transactions.

The foregoing description of the Bridge Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Commitment Letter, which is filed as Exhibit 10.6 and is incorporated herein by reference.

Further, the Company entered into an additional debt commitment letter (the “Backstop Commitment Letter”) and related fee letters with Barclays, pursuant to which, and subject to the terms and conditions set forth therein, in the event the Company does not obtain certain required consents from the lenders under the Company’s amended and restated credit agreement, dated August 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Existing Company Credit Agreement”), the Company may enter into a 364-day senior bridge loan credit facility in an aggregate principal amount of up to $1,130,000,000 to prepay in full the aggregate principal amount of loans outstanding under the Existing Company Credit Agreement and accrued and unpaid interest thereon.

In connection with the Proposed Transaction, Land also entered into a debt commitment letter (the “Land Commitment Letter”) and related fee letters with Barclays, pursuant to which, and subject to the terms and conditions set forth therein, Barclays committed to provide bridge loans under a 364-day senior bridge loan facility to be used to pay the dividend required prior to the Reorganization. If the Proposed Transaction is consummated, the indebtedness contemplated by the Land Commitment Letter will become indebtedness of a wholly-owned subsidiary of the Company.

Additional Information

This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of the Company, Rexnord or Land. In connection with the Proposed Transaction, the Company and Land will file registration statements with the SEC registering shares of Company common stock and Land common stock in connection with the Proposed Transaction. The Company’s registration statement will also include a joint proxy statement and prospectus relating to the Proposed Transaction. Rexnord shareholders are urged to read the joint proxy statement/prospectus-information statement that will be included in the registration statements and any other relevant documents when they become available, and Company shareholders are urged to read the joint proxy statement/prospectus-information statement and any other relevant documents when they become available, because they will contain important information about the Company, Rexnord, Land and the Proposed Transaction. The joint proxy statement/prospectus-information statement and other documents relating to the Proposed Transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The joint proxy statement/prospectus-information statement and other documents (when they are available) can also be obtained free of charge from Rexnord upon written request to Rexnord Corporation, Investor Relations, 511 Freshwater Way, Milwaukee, WI 53204, or by calling (414) 643-3739 or upon written request to Regal Beloit Corporation, Investor Relations, 200 State Street, Beloit, WI 53511 or by calling (608) 364-8800.

Forward Looking Statements

This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of the Company, Rexnord or Land. In connection with the proposed transaction, the Company and Land will file registration statements with the SEC registering shares of Company common stock and Land common stock in connection with the proposed transaction. The Company’s registration statement will also include a joint proxy statement and prospectus relating to the proposed transaction. Rexnord shareholders are urged to read the joint proxy statement/prospectus-information statement that will be included in the registration statements and any other relevant documents when they become available, and Company shareholders are urged to read the joint proxy statement/prospectus-information statement and any other relevant documents when they become available, because they will contain important information about the Company, Rexnord, Land and the proposed transaction. The joint proxy statement/prospectus-information statement and other documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The joint proxy statement/prospectus-information statement and other documents (when they are available) can also be obtained free of charge from Rexnord upon written request to Rexnord Corporation, Investor Relations, 511 Freshwater Way, Milwaukee, WI 53204, or by calling (414) 643-3739 or upon written request to Regal Beloit Corporation, Investor Relations, 200 State Street, Beloit, WI 53511 or by calling (608) 364-8800.

This communication contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about the Company’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the proposed acquisition of Rexnord’s PMC business (the “PMC Business”), the benefits and synergies of the proposed transaction, future opportunities for the Company, the PMC Business and the combined company, and any other statements regarding the Company’s, the PMC Business’s or the combined company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project,” “forecast,” and similar expressions. These forward-looking statements are based upon information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s, the PMC Business’s or the combined company’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s, the PMC Business’s or the combined company’s actual results to differ materially from the results referred to in the forward-looking statements the Company makes in this communication include: the possibility that the conditions to the consummation of the transaction will not be satisfied; failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder or regulatory approvals or the IRS ruling to be sought in connection with the proposed transaction; changes in the extent and characteristics of the common shareholders of Rexnord and the Company and its effect pursuant to the merger agreement for the transaction on the number of shares of Company common stock issuable pursuant to the transaction, magnitude of the dividend payable to Company shareholders pursuant to the transaction and the extent of indebtedness to be incurred by the Company in connection with the transaction; the ability to obtain the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate the PMC Business; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; failure to consummate or delay in consummating the transaction for other reasons; the Company’s ability to retain key executives and employees; risks associated with litigation related to the transaction; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which we do business; fluctuations in commodity prices and raw material costs; dependence on significant customers; risks associated with global manufacturing, including risks associated with public health crises; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; the Company’s overall debt levels and its ability to repay principal and interest on its outstanding debt, including debt assumed or incurred in connection with the proposed transaction; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling or water heating; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the Company cannot control; product liability and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; dependence on key suppliers and the potential effects of supply disruptions; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the Company’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and from time to time in other filed reports including the Company’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 on file with the Securities and Exchange Commission and its Quarterly Report on Form 10-Q for the period ended September 26, 2020 and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and the Company undertakes no obligation to update any forward-looking information contained in this communication or with respect to the announcements described herein to reflect subsequent events or circumstances.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of the Company. However, Rexnord, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Rexnord and the Company in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Rexnord may be found in its Annual Report on Form 10-K filed with the SEC on May 12, 2020 and its definitive proxy statement relating to its 2020 Annual Meeting filed with the SEC on June 5, 2020. Information about the directors and executive officers of the Company may be found in its Annual Report on Form 10-K filed with the SEC on February 26, 2020, and its definitive proxy statement relating to its 2020 Annual Meeting filed with the SEC on March 19, 2020.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc., Regal Beloit Corporation and Phoenix 2021, Inc.
3.1	Article VIII of the Company’s Amended and Restated Bylaws, as adopted February 14, 2021.
10.1*	Separation and Distribution Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation.
10.2*	Tax Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation.
10.3*	Employee Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation.
10.4*	Intellectual Property Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation.
10.5*	Real Estate Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation.
10.6	Bridge Facility Commitment Letter, dated as of February 15, 2021, by and between Regal Beloit Corporation and Barclays Bank PLC.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

*Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: February 19, 2021	By:	/s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary